Exhibit 10.17

PRIVATE PLACEMENT PURCHASE AGREEMENT

DATED AS OF July 6, 2012

BY AND BETWEEN

CYCLONE POWER TECHNOLOGIES INC.

AND

GEM GLOBAL YIELD FUND LIMITED

 PRIVATE PLACEMENT PURCHASE AGREEMENT

This PRIVATE PLACEMENT PURCHASE AGREEMENT (this “Agreement”), dated as of July 6, 2012, is made by and between Cyclone Power Technologies Inc., a Florida corporation (the “Company”) and GEM Global Yield Fund Limited, a company incorporated under the laws of the Cayman Islands (the “Purchaser”).

RECITALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase Two Hundred and Fifty Thousand Dollars ($250,000) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). The parties acknowledge that the shares of Common Stock to be issued pursuant to this Agreement are not registered under the Securities Act (as defined in Section 1.1 hereof), or any securities law of any state of the United States or of any other jurisdiction, and are being issued to an "accredited investor" (as defined in Rule 501 of Regulation D under the Securities Act). The parties acknowledge that the shares of Common Stock to be issued pursuant to this Agreement shall be subject to restrictions on transfer as set forth in this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

AGREEMENT

ARTICLE I
DEFINITIONS

Section 1.1            Definitions

.

(a)      “Articles” shall have the meaning assigned to such term in Section 3.1(c) hereof.

(b)     “Bylaws” shall have the meaning assigned to such term in Section 3.1(c) hereof.

(c)     “Commission” shall mean the Securities and Exchange Commission or any successor entity.

(d)     “Commission Documents” shall mean, as of a particular date, all reports, schedules, forms, statements and other documents filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act, and shall include all information contained in such filings and all filings incorporated by reference therein.

(e)     “Common Stock” shall have the meaning assigned to such term in the Recitals.

(f)     “Daily Closing Price” shall mean the closing price of the Common Stock, as recorded by the Principal Market, on a particular day.

(g)     “Effective Date” shall mean the date of the execution and delivery this Agreement.

(h)     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

(i)     “GAAP” shall mean generally accepted accounting principles in the United States of America as applied by the Company.

(j)     “Indebtedness” shall have the meaning assigned to such term in Section 3.1(k) hereof.

(k)      “Investment Period” shall mean six (6) months from the Settlement, or such sooner time that the Shares have been registered for resale under the Securities Act.

(l)     “Material Adverse Effect” shall mean any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect.

(m)     “Material Agreements” shall have the meaning assigned to such term in Section 3.1(s) hereof.

(n)      “Other Financing” shall have the meaning assigned to such term in Section 4.10(b) hereof.

(o)     “Plan” shall have the meaning assigned to such term in Section 3.1(y) hereof.

(p)     “Principal Market” shall mean the OTC Bulletin Board or any U.S. national securities exchange on which the Common Stock is traded.

(q)     “Pricing Period” shall mean a period of twenty (20) consecutive Trading Days commencing with the first Trading Day following the Effective Date, or such other period mutually agreed upon by the Purchaser and the Company.

(r)     “Purchase Price” shall have the meaning assigned to such term in Section 2.3 hereof.

(s)     “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

(t)     “Settlement Date” shall mean three (3) Trading Days after the end of the Pricing Period.

(u)     “Shares” shall mean, collectively, the shares of Common Stock of the Company issuable to the Purchaser pursuant to this Agreement.

(v)     “Significant Subsidiary” shall have the meaning assigned to such term in Section 3.1(g) hereof.

(w)     “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries.

(x)     “Threshold Price” is the lowest price at which the Company may sell Shares during a Pricing Period.

(y)     “Trading Day” shall mean a trading day on the Principal Market.

ARTICLE II
PURCHASE AND SALE OF COMMON STOCK

Section 2.1      Purchase and Sale of Stock

  Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company $250,000 of Common Stock on a firm commitment basis. The parties acknowledge that the shares of Common Stock to be issued pursuant to this Agreement are not registered with the Commission and are subject to restrictions on transfer as set forth in this Agreement.

Section 2.2      The Shares

  The Company has or will have authorized and has or will have reserved, and covenants to continue to so reserve once reserved, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to cover the Shares to be issued in connection with this Agreement.

Section 2.3      Purchase Price and Effective Date

  In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase, the Shares in accordance with the terms and conditions of this Agreement, at a per share price equal to ninety percent (90%) of the weighted average Daily Closing Price (the “Purchase Price”) during the Pricing Period, excluding from the Pricing Period any day on which 90% of the Daily Closing Price is below the Threshold Price, as described in Section 2.5.

Section 2.4      Payment

  On the first Trading Day following the period ending on every fifth Trading Day of the Pricing Period (such period, the “Interim Pricing Period”), the Purchaser shall make a payment of sixty-two thousand five hundred dollars ($62,500) (the “Interim Payment Amount”) in exchange for Shares to be delivered by the Company to the Purchaser, in certificated form if such Shares are not DWAC eligible, in an amount equal to the quotient of the Interim Payment Amount and the Purchase Price for the Interim Pricing Period. The Company shall round the number of Shares to be issued in exchange for payment up to the nearest whole number of Shares.

Section 2.5      Threshold Price

  Notwithstanding the foregoing, the Threshold Price for each Interim Pricing Period shall be eighty-seven percent (87%) of the weighted average Daily Closing Price for the five (5) consecutive Trading Days immediately preceding such Interim Pricing Period. If the Daily Closing Price on a given Trading Day in an Interim Pricing Period, multiplied by ninety percent (90%), is less than the Threshold Price, then the total amount of the Interim Payment Amount will be reduced by 1/5th (or such other fraction based on the length of the Interim Pricing Period) and no Shares will be purchased or sold with respect to such Trading Day, unless the parties agree otherwise.

Section 2.6      Current Report

  As soon as practicable, but in any event not later than 5:30 p.m. (New York time) on the fourth Trading Day immediately following the Effective Date, the Company shall file with the Commission a report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement (the “Current Report”). The Current Report shall include a copy of this Agreement as an exhibit. The Company heretofore has provided the Purchaser a reasonable opportunity to comment on a draft of such Current Report and has given due consideration to such comments.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1      Representations and Warranties of the Company

  The Company hereby makes the following representations and warranties to the Purchaser as of the date hereof and as of the Effective Date:

(a)     Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Florida and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Except as set forth in Schedule 3.1(a), as of the Effective Date, the Company does not have any Subsidiaries. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction in which the failure to be so qualified will not have a Material Adverse Effect.

(b)     Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof. Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Purchaser hereunder, the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and, except as contemplated by Section 2.2, no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)     Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding as of the Effective Date are set forth in the Commission Documents or on Schedule 3.1(c) attached hereto. All of the outstanding shares of Common Stock have been duly and validly authorized, and are fully paid and nonassessable. Except as set forth in Schedule 3.1(c), as of the Effective Date, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in Schedule 3.1(c), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted, as of the Effective Date, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Effective Date complied in all material respects with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect. The Company has furnished or made available to the Purchaser true and correct copies of the Company’s Certificate of Incorporation as in effect on the Effective Date (the “Articles”), and the Company’s Bylaws as in effect on the Effective Date (the “Bylaws”).

(d)     Issuance of Shares. The Shares to be issued under this Agreement have been or will be (prior to issuance to the Purchaser hereunder) duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

(e)     No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not (i) violate any provision of the Company’s Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares to the Purchaser in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Commission or the Principal Market subsequent to the Effective Date, including any registration statement relating to the Shares (a “Registration Statement”), amendment, prospectus or prospectus supplement); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations, warranties and agreements of the Purchaser herein.

(f)     Commission Documents, Financial Statements. As of the Effective Date the Company has timely filed all Commission Documents. The Company has delivered or made available to the Purchaser true and complete copies of the Commission Documents filed with the Commission since March 31, 2012 and prior to the Effective Date. The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective filing dates, the Commission Documents complied in all material respects with the requirements of the Exchange Act and other federal, state and local laws, rules and regulations applicable to it, and, as of its date, the Commission Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)     No Material Adverse Effect or Material Change in Ownership. Since the filing of the March 31, 2012 Form 10-Q, no Material Adverse Effect or any Material Change in Ownership has occurred or exists with respect to the Company.

(h)     No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents.

(i)     No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(j)     Indebtedness. The Commission Documents as of the date hereof and the Effective Date set forth all outstanding secured and unsecured Indebtedness of the Company, or for which the Company or any Subsidiary has commitments through such date. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $1,000,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others in excess of $1,000,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $1,000,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(k)     Title To Assets. Except as set forth in Schedule 3.1(k), each of the Company and its Subsidiaries has good and marketable title to all of their respective real and personal property reflected in the Commission Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those that do not or would not have a Material Adverse Effect. All said real property leases of the Company are valid and subsisting and in full force and effect in all material respects.

(l)     Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets and which, if determined adversely to the Company or its Subsidiary, would have a Material Adverse Effect.

(m)     Compliance With Law. The business of the Company and the subsidiaries has been and is presently being conducted in all material respects in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it, except where the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, do not or would not have a Material Adverse Effect.

(n)     Certain Fees. No brokers, finders or financial advisory fees or commissions will be payable by the Company or any Subsidiary with respect to the transactions contemplated by this Agreement.

(o)     Disclosure. Neither this Agreement nor the Commission Documents or any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(p)     Operation Of Business. The Company or one or more of its subsidiaries owns or controls all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations of the Company as set forth in the Commission Documents, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without, to the Company’s knowledge, any conflict with the rights of others, except to the extent that any such conflict would not have a Material Adverse Effect.

(q)     [Intentionally Omitted].

(r)     Material Agreements. The Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to an annual report on Form 10-K (collectively, “Material Agreements”) which has not been filed in the Commission Documents. The Company has in all material respects performed all the obligations required to be performed by them to date under the Material Agreements, have received no notice of default by the Company thereunder and, to the best of the Company’s knowledge, are not in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect.

(s)     Transactions With Affiliates. Except as set forth in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between (a) the Company or any Subsidiary, on the one hand, and (b) any person or entity who would be covered by Item 404(a) of Regulation S-K, on the other hand.

(t)     Securities Act. The Company will comply in all material respects with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. The Company will comply, when so filed, in all material respects with the provisions of the Securities Act. The Commission has not issued any order preventing or suspending the use of a Registration Statement. Any Registration Statement, in the form in which it will become effective, and also in such form as it may be amended or supplemented from time to time, will comply in all material respects with the provisions of the Securities Act and will not at any such time contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they are made, not misleading.

(u)     Employees. As of the date hereof and as of the Effective Date, the Company does not have any collective bargaining arrangements or agreements covering any of its employees. As of the date hereof and as of the Effective Date, no officer, consultant or key employee of the Company whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company.

(v)     Use of Proceeds. The proceeds from the sale of the Shares will be used by the Company for general corporate purposes including for acquisitions and working capital.

(w)     Investment Company Act Status. The Company is not, and as a result of and immediately upon Effective Date will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(x)     ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its subsidiaries which is or would have a Material Adverse Effect. The execution and delivery of this Agreement and the issue and sale of the Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended. As used in this Section 3.1(y), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(y)     (Intentionally Omitted).

(z)     Acknowledgment Regarding Purchaser’s Purchase of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Purchaser’s purchase of the Shares.

Section 3.2      Representatives and Warranties of the Purchaser

  The Purchaser hereby makes the following representations and warranties to the Company:

(a)     Organization and Standing of the Purchaser. The Purchaser is a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

(b)     Authorization and Power. The Purchaser has the requisite corporate power and authority to enter into and perform this Agreement and to purchase the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Purchaser, its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)     No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser’s charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party, (iii) create or impose or lien, charge or encumbrance on any property of the Purchaser under any agreement or any commitment to which the Purchaser is party or by which the Purchaser is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties, except for such conflicts, defaults and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Purchaser to enter into and perform its obligations under this Agreement in any material respect. The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the representations, warranties and agreements of the Company herein.

(d)     Accredited Investor. The Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

(e)     Restrictions on Transfer. The Purchaser understands that the Shares are "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Commission provide in substance that the Purchaser may dispose of the Shares only pursuant to an effective Registration Statement under the Securities Act or an exemption therefrom.

(f)     Financial Risks. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Shares. The Purchaser is capable of evaluating the risks and merits of an investment in the Shares by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Purchaser is capable of bearing the entire loss of its investment in the Shares.

(g)     Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

ARTICLE IV
COVENANTS

The Company covenants with the Purchaser, and the Purchaser covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Investment Period.

Section 4.1      Securities Compliance

(a)     The Company shall notify the Commission and the Principal Market, if applicable, in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchaser. The Company agrees that it shall, within the time required under the Exchange Act, file a report on Form 8-K disclosing this Agreement and the transactions contemplated hereby.

(b)     The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify any subsequent resale of the Shares by the Purchaser, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor.

Section 4.2      Registration and Listing

  The Company will take all action necessary to cause the Shares to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Exchange Act and take all action necessary to maintain compliance with such reporting and filing obligations, and will not take any action or file any document (whether or not permitted by the Securities Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock and the listing of the Shares purchased by Purchaser hereunder on Principal Market or any relevant market or system, if applicable, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market or any relevant market or system.

Section 4.3      Restrictive Legend

The certificate representing the Shares will be imprinted with a legend in substantially the following form:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS."

Section 4.4      Compliance with Laws

(a)     The Company shall comply with all applicable laws, rules, regulations and orders (including without limitation Rule 415(a)(4) under the Securities Act) noncompliance with which would have a Material Adverse Effect.

(b)     The Purchaser shall comply with all applicable laws, rules, regulations and orders in connection with this Agreement and the transactions contemplated hereby. Without limiting the foregoing, the Purchaser shall comply with the requirements of the Securities Act and the Exchange Act including without limitation Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act.

Section 4.5      Keeping of Records and Books of Account

  The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 4.6      Other Agreements and Other Financings

  The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right to perform of the Company or any Subsidiary under this Agreement or the Articles.

Section 4.7      Selling Restrictions; Volume Limitations

(a)     On a daily Trading Day basis, the Purchaser agrees to restrict the volume of sales of Shares by the Purchaser, its affiliates and any entity managed by the Purchaser to no more than ten percent (10%) of the Shares purchased pursuant to this Agreement.

(b)     In addition to the foregoing, in connection with any sale of the Company’s securities (including any short sale permitted by the preceding paragraph), the Purchaser shall comply in all respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Regulation M and Rule 10b-5 under the Exchange Act.

Section 4.8      Non-Public Information

  Neither the Company nor any of its directors, officers or agents shall disclose any material non-public information about the Company to the Purchaser.

ARTICLE V
OPINION OF COUNSEL AND CERTIFICATE; CONDITIONS TO THE SALE AND PURCHASE OF THE SHARES

Section 5.1      Conditions Precedent to the Obligation of the Company to Sell the Shares

  The obligation hereunder of the Company to issue and sell the Shares to the Purchaser is subject to the satisfaction or waiver of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)     Accuracy of the Purchaser’s Representations and Warranties. Except for representations and warranties that are expressly made as of a particular date, the representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and the Settlement Date as though made at that time.

(b)     Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Settlement Date, as applicable.

(c)     No Injunction. No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)     No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission or Principal Market, and, at any time prior to the Settlement Date, trading in securities generally as reported on the Principal Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Company, makes it impracticable or inadvisable to issue the Shares.

(e)     No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

Section 5.2      Conditions Precedent to the Obligation of the Purchaser To Purchase the Shares

  The obligation hereunder of the Purchaser to pay for the Shares is subject to the satisfaction or waiver, at or before the Settlement Date, of each of the conditions set forth below. The conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.

(a)     Accuracy of the Company’s Representations and Warranties. Except for representations and warranties that are expressly made as of a particular date, each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Settlement Date, as though made at that time, including, without limitation, under Section 3.1(h) hereof.

(b)     No Suspension. Trading in the Common Stock shall not have been suspended by the Commission or Principal Market, nor shall a banking moratorium have been declared either by the United States or State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to issue the Shares.

(c)     Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Settlement.

(d)     No Material Adverse Effect or Material Change in Ownership. No Material Adverse Effect or Material Change in Ownership shall have occurred to the Company.

(e)     No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(f)     No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(g)     Shares Authorized. The Shares will have been duly authorized by all necessary corporate action of the Company.

ARTICLE VI
Termination

Section 6.1      Term, Termination by Mutual Consent

  Unless earlier terminated as provided hereunder, this Agreement shall terminate on the Settlement Date, except with respect to such provisions of this Agreement that are specifically stated to survive termination. This Agreement may be terminated at any time by mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

Section 6.2      Effect of Termination

  In the event of termination by the Company or the Purchaser, written notice thereof shall forthwith be given to the other party as provided in Section 8.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 6.1 herein, this Agreement shall become void and of no further force and effect, except as provided in Section 8.9 hereof. Nothing in this Section 7.2 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company and the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE VII
INDEMNIFICATION

Section 7.1      General Indemnity

(a)     Indemnification by the Company. The Company will indemnify and hold harmless the Purchaser, GEM and each person who controls the Purchaser or GEM within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys’ fees) to which the Purchaser, GEM and each such controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in any Registration Statement relating to Common Stock being sold to the Purchaser (including any prospectus relating thereto), or any amendment or supplement to it, or (ii) the omission or alleged omission to state in a Registration Statement or any document incorporated by reference in a Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading. Pursuant to Section 8.2 hereof, the Company will reimburse the Purchaser, GEM and each such controlling person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Purchaser, GEM or such controlling person in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding.

(b)     Indemnification by the Purchaser. The Purchaser will indemnify and hold harmless the Company, each of its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys fees) to which the Company and each such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon (i) an untrue statement, alleged untrue statement, omission or alleged omission, included in any Registration Statement in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in a Registration Statement, or (ii) the omission or alleged omission to state in a Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in such Registration Statement. Pursuant to Section 8.2 hereof, the Purchaser will reimburse the Company and each such director, officer or controlling person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Company or the other person in investigating, defending against, or preparing to defend against any such loss, claim, damage, liability or expense.

Section 7.2      Indemnification Procedures

  Promptly after a person receives notice of a claim or the commencement of an action for which the person intends to seek indemnification under Section 8.1, the person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the indemnifying party will not relieve the indemnifying party from liability under Section 8.1, except to the extent it has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding, the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding, the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in Section 8.1, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in Section 8.1 as to which it is entitled to indemnification thereunder, each indemnifying party will, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of such loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the sale of Shares which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if that allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits of the sale of such Shares, but also the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

ARTICLE VIII
MISCELLANEOUS.

Section 8.1      Specific Enforcement, Consent to Jurisdiction

(a)     The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either party may be entitled by law or equity.

(b)     Each of the Company and the Purchaser (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

Section 8.2      Entire Agreement; Amendment

  This Agreement represents the entire agreement of the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth herein. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.

Section 8.3      Notices

  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telex (with correct answer back received), telecopy or facsimile (with telecopy or facsimile machine confirmation of delivery received) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:      Cyclone Power Technologies Inc.
601 NE 26th Court
Pampano Beach, FL 33064
Attn: Christopher Nelson, President and General Counsel

With copies to:            Joel Mayersohn, Esq.

Roetzel & Andress

350 East Las Olas Boulevard

Las Olas Centre II, Suite 1150

P.O. Box 30310

Fort Lauderdale, FL 33303-0310

Direct Dial Number: 954-759-2739

Main Phone Number: 954-462-4150

Fax: 954-462-4260

If to the Purchaser:      GEM Global Yield Fund Limited
c/o CM Group
Commerce House
1 Bowring Road
Ramsey
Isle of Man
IM8 2LQ

With copies to:            Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas
New York, New York 10036
Telephone Number: (212) 715-9100
Fax: (212) 715-8000
Attention: Christopher S. Auguste, Esq.

Either party hereto may from time to time change its address for notices by giving at least ten (10) days advance written notice of such changed address to the other party hereto.

Section 8.4      Waivers

  No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought.

Section 8.5      Headings

  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 8.6      Successors and Assigns

  The Neither party may assign this Agreement to any person without the prior consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

Section 8.7      Governing Law

  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.

Section 8.8      Survival

  The representations and warranties of the Company and the Purchaser contained in Article III and the covenants contained in Article IV shall survive the execution and delivery hereof until the termination of this Agreement, and the agreements and covenants set forth in Article VIII of this Agreement shall survive the execution and delivery hereof.

Section 8.9      Counterparts

  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof.

Section 8.10      Publicity

  On or after the Effective Date, the Company may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement (including, without limitation, by filing a copy of this Agreement with the Commission); provided, however, that prior to issuing any such press release, making any such public statement or announcement, the Company shall consult with the Purchaser on the form and substance of such press release or other disclosure.

Section 8.11      Severability

  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 8.12      Further Assurances

  From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

CYCLONE POWER TECHNOLOGIES INC.

By: /c/ Christopher Nelson

           Christopher Nelson

            President

GEM GLOBAL YIELD FUND LIMITED

By: /s/ Clive Needham

           Clive Needham

           Director

Schedule 3.1 (a) – Subsidiaries

The Company has two subsidiaries, as follows:

Cyclone-WHE LLC – currently 82.5% owned by the Company

Cyclone-TeamSteam USA LLC – currently 100% owned by the Company

Schedule 3.1 (c) – Registration Rights, Warrants, Options

Registration Rights (as of June 1, 2012):

The Company has granted piggy-back registration rights (which can be deferred at the insistence of the Investor) with respect to the following number of shares and warrants:

Shares: 2,200,000 – expires 6 month from issuance

Warrants: 5,061,251

Warrants (as of June 1, 2012):

Total Outstanding Avg. Exercise Price

6,581,751* $0.20/share

*With respect to 5,061,251 warrants, the Company has agreed to a price adjustment provision, which provides that the current strike price will be adjusted if the Company issues stock (or equity convertible into stock) at a price lower than $.20/share.

Options (as of June 1, 2012):

Total Outstanding Avg. Exercise Price

7,130,000 $0.20/share

All information in this Schedule 3.1 (c) is further defined in the Company Commission Documents, specifically, its Form 10-Q for the period ended March 31, 2012, and Form 10-K for the year ended December 31, 2011.

Schedule 3.1 (k) - Liens

Schoell Marine, a company owned by Harry Schoell, the Company’s CEO and founder, has a UCC-1 lien on the patent of the Company, which secures a 6% demand loan in the amount of $461,806.